Exhibit 11

                   INDEPENDENT AUDITORS' CONSENT

As independent public accountants, we hereby consent to the use of our report and all references to our Firm included in or made a part of this Form N-1A Registration Statement Post-Effective Amendment No. 6/ Registration Statement under the Investment Company Act of 1940
Amendment No. 7, of The Canandaigua Funds, successor by reorganization of the Canandaigua National Collective Investment Fund for Qualified Trusts.

/s/  Morga Jones & Hufsmith, P.C.

Canandaigua, New York
December 2, 1997